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                                                                    Exhibit 3.22

                                   BY-LAWS OF

                                MIDWEST-MIX, INC.

                                     OFFICES

      Sec. 1. The registered office of the corporation shall be at 4041 Highway Number 61, White Bear Lake, Minnesota, subject to change by the Board of Directors as provided in the Minnesota Business Corporation Act. The corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                      SEAL

      Sec. 2. The corporate seal shall be in the form affixed hereto.

                             SHAREHOLDERS' MEETINGS

      Sec. 3. All meetings of the shareholders shall be held at the registered office of the corporation, except that any meeting may be held at any other place within or without the State of Minnesota which is designated by the Board of Directors, or by written consent of all the shareholders entitled to vote thereat.

      Sec. 4. The shareholders shall hold a meeting each calendar year, known as the annual meeting, at which they shall elect directors and may transact any other business. No business with respect to which special notice is required shall be transacted unless such notice shall have been given. The time of the annual meeting in each calendar year shall be fixed by the Board of Directors. When the annual meeting is not held, or the directors are not elected thereat, directors may be elected at a special meeting held for that purpose and it shall be the duty of the president, vice president, or secretary, upon demand of any shareholder entitled to vote, to call such special meeting.

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      Sec. 5. Special meetings of the shareholders may be called for any purpose or purposes, at any time by the president, by the Board of Directors or any two or more members thereof, or, in the manner hereinafter provided, by one or more shareholders holding not less than one-tenth of the voting power of the shareholders. Upon request in writing by registered mail or delivered in person to the president, vice president or secretary, by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote, of a meeting to be held at such time as such officer may fix not less than ten nor more than sixty days after the receipt of such request. If such notice shall not be given within seven days after delivery or the date of mailing of such request, the person or persons requesting the meeting may fix the time of meeting and give notice in the manner provided by law, or these By-Laws. Unless waived by all shareholders entitled to vote, business transacted at all special meetings shall be confined to the purposes stated in the call.

      Sec. 6. If any meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than announcement at the meeting at which such adjournment is taken.

      Sec. 7. Written notice of each meeting of shareholders stating the time and place, and in case of a special meeting, the purpose, shall be given by the secretary or other person charged with that duty to each shareholder entitled to vote at such meeting. Such notice shall be mailed, postage prepaid, at least ten days prior to the meeting to each such shareholder at his last known address as the same appears upon the books of the corporation.

      Sec. 8. Notice of the time, place and purpose of any meeting of the shareholders may be waived in writing by any shareholder. Such waiver may be given before or after the meeting and shall be filed with the secretary, or entered upon the records of the meeting.

      Sec. 9. The presence in person or by proxy of the holders of the majority of shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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                                  VOTING RIGHTS

      Sec. 10. Every shareholder of record of common stock, or his legal representatives, at the date fixed for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each share of common stock standing in his name on the books of the corporation.

      Sec. 11. The Board of Directors may fix a time not exceeding forty days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

      Sec. 12. A shareholder may cast his vote in person or through proxy. The appointment of a proxy shall be in writing, filed with the secretary at or before the meeting. The authority of a proxy, if not coupled with an interest, may be terminated at will. Unless otherwise provided in the appointment, the proxy's authority shall cease eleven months after the appointment. A termination of a proxy's authority by act of the shareholder shall be ineffective until written notice of the termination has been given to the secretary. Unless otherwise provided therein, an appointment filed with the secretary shall have the effect of revoking all appointments of prior date.

      Sec. 13. If a shareholder shall appoint two or more persons to act as proxies, and if the instrument shall not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided equally among the proxies.

      Sec. l4. A person or persons holding shares in a representative or fiduciary capacity may vote the same in person or by proxy. General or discretionary power may be conferred on such proxy. Where shares are held jointly by three or more


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representatives or fiduciaries, the will of the majority of them shall control the manner of voting or the giving of a proxy, unless the instrument or order appointing them otherwise directs.

      Sec. 15. A proxy's authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised, written notice of such death or incapacity is given to the corporation.

      Sec. 16. A transferee of pledged shares shall be regarded by the corporation as the owner thereof unless the instrument of transfer discloses the pledge. A person whose shares are transferred on the books of the corporation as a disclosed pledge shall be entitled to vote unless in the instrument of transfer the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon.

      Sec. 17. Any corporation owning shares in this corporation may vote the same by its president or by proxy appointed by him unless some other person, by resolution of its Board of Directors, shall be appointed to vote such shares in which case such person shall be entitled to vote upon the production of a certified copy of such resolution.

      Sec. 18. The corporation shall not vote any share of its own issue belonging to it, nor shall any such shares be counted in calculating the total voting power of all shareholders of such corporation at any given time.

      Sec. 19. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to a notice of a meeting for such purpose. Whenever a certificate in respect of any such action is required to be filed in the office of the Secretary of State, the officers signing the same shall state therein that the action was effected in the manner aforesaid.

                                    DIRECTORS

      Sec. 20. The property and business of the corporation shall be managed by a Board of Directors of not less than three and not more than seven in number who need not be shareholders and who shall be elected by the shareholders; provided, however, that during such time as all of the shares of the corporation


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are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders.

      Sec. 21. Subject to the foregoing limitation as to number of directors, the shareholders shall at each annual meeting fix the number of directors for the ensuing year and elect the number of directors so fixed, by majority vote, to serve for a period of one year or until their successors have been elected and qualify.

      Sec. 22. Vacancies in the Board of Directors shall be filled by the remaining directors of the board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders who may make such election at their next annual meeting or at any special meeting duly called for that purpose.

      Sec. 23. All meetings of the Board of Directors shall be held at the registered office of the corporation except that any meeting may be held at such place, whether in the State of Minnesota or elsewhere, as a majority of the members of the board may from time to time appoint.

      Sec. 24. The annual meeting of the Board of Directors shall be held immediately following each annual meeting of shareholders, which meeting shall be for the purposes of organization, for the election of officers, and the transaction of such other business as may be brought before it. No notice need be given of the annual meeting so held.

      Sec. 25. Other meetings of the board may be called by the president, or if he is absent or unable or refuses to act, by the vice president or any director, at such time and place as may be determined upon. Such other meetings may also be held periodically at such times and at such place as may be fixed from time to time by the Board of Directors by resolution duly adopted.

      Sec. 26. Notice shall be given to each director of the time and place of each meeting of the board, in writing, personally, or by mail or telegram, at least three days prior to the meeting, but any director may in writing, either before or after the meeting, waive notice thereof; and without notice any director by his attendance at and participation in the action taken at any meetings, shall be deemed to have waived notice.


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      Sec. 27. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

      Sec. 28. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing, signed by all of the directors.

      Sec. 29. The Board of Directors may, by unanimous affirmative action of the entire board, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action by the entire board, shall have and exercise the authority of the board in the management of the business of the corporation. Any such executive committee shall act only in the interval between meetings of the board, and shall be subject at all times to the control and direction of the board.

      Sec. 30. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of shareholders holding the majority of the shares entitled to vote at an election of directors. In case the board or any one or more directors be so removed, new directors may be elected at the same meeting.

      Sec. 31. The Board of Directors are authorized to issue shares of the company to the full amount authorized by the Articles of Incorporation in such amounts and at such times and for such consideration as may be determined by the board by unanimous vote and may be permitted by law.

      Sec. 32. The Board of Directors may make and alter by-laws, subject to the power of the shareholders to change or repeal such by-laws, provided however, the board shall not make or alter any by-law fixing their number, qualifications, classifications, or term of office.

      Sec. 33. In addition to the powers and authorities conferred by these by-laws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation, or by these by-laws directed or required to be exercised or done by the shareholders.


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                                    OFFICERS

      Sec. 34. The Board of Directors shall elect a president, not more than two vice presidents, a secretary and a treasurer, who shall constitute the officers of the corporation, and the board may appoint such other officers and agents as it may deem necessary. The president shall be a director but shall hold office until his successor is elected notwithstanding an earlier termination of his office as director. No one of the other officers need be a director but a vice president who is not a director shall not succeed to the office of president. Any two of the offices specifically named above, except those of president and vice president may be held by the same person. Said officers shall be elected annually by the directors as soon as practicable following the annual meeting of shareholders, and shall hold office for one year following their election or until their successors are chosen and qualify.

      Sec. 35. The duties of the officers shall be as follows:

      The president shall be the chief executive officer of the corporation, shall preside at all meetings, shall have general management of the business, affairs, property and interests of the corporation, shall make reports to the Board of Directors and shareholders, shall execute all contracts and other instruments on behalf of the corporation, and shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation.

      Any vice president may in the absence or disability of the president perform the duties and exercise the powers of the president and shall perform such other duties as the Board of Directors shall prescribe.

      The secretary shall attend all meetings and record all votes and the minutes of all proceedings in a book kept for that purpose, shall give or cause to be given notice of all meetings, shall perform such other duties as may be prescribed by the Board of Directors, shall keep in custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it, and shall perform all other duties incident to his office or required by him to be performed by the Board of Directors.

      The treasurer shall have custody of the corporate funds and securities, shall keep full and accurate books of account, shall deposit all monies and other valuable effects in the


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name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, shall disburse the funds of the corporation in such manner as may be ordered by the board, shall render to the Board of Directors whenever they may require it an account of all his transactions as treasurer and of the financial conditions of the corporation, and shall perform all other duties incident to his office or required by him to be performed by the Board of Directors.

      All of said officers shall also perform such duties in the management of the business as may be determined by the Board of Directors from time to time.

      Sec. 36. Any officer may be removed by the Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed.

      Sec. 37. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                             CERTIFICATES FOR SHARES

      Sec. 38. The certificates of shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name, the number of shares, shall conform to legal requirements, and shall be signed by the president or vice president, and the secretary or treasurer.

      Sec. 39. Any shareholder claiming a certificate of share to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                               TRANSFER OF STOCKS

      Sec. 40. Transfers of shares shall be made on the books of the corporation only by the person named in the certificate or by attorney lawfully constituted in writing and upon surrender of the certificate therefor properly endorsed. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part


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of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Minnesota or these By-Laws.

                                    DIVIDENDS

      Sec. 41. Dividends of the corporation, when earned, may be declared by the Board of Directors, subject to the conditions and limitations imposed by the statutes of Minnesota. Before payment of any dividend there may be set aside out of the earned surplus of the corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any other purpose which the directors shall deem to be in the best interest of the corporation.

                          RECORDS AT REGISTERED OFFICE

      Sec. 42. The corporation shall keep at its registered office the following:

      (a) A share register giving the names and addresses of the shareholders, the number and class of shares held by each and the dates on which the certificates therefor were issued.

      (b) Records of all proceedings of shareholders and directors.

      (c) By-Laws and all amendments thereto.

      (d) Reports made to shareholders or any of them within the next preceding three years.

      (e) A statement, open to public inspection, of the names and postoffice addresses of its principal officers.

                                      LOANS

      Sec. 43. The corporation shall not lend any of its assets to any officer or director of the corporation, nor to any shareholder of the corporation on the security of its shares. The corporation shall not take as security for any debt a lien upon its shares unless such lien shall be taken to secure a debt previously contracted.


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                                   AMENDMENTS

      Sec. 44. In addition to and in limitation of the power of the Board of Directors to make and alter By-Laws, these By-Laws may be changed or repealed by a majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose.

                               INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

      Sec. 45. (a) The corporation shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether brought by or in the right of the corporation or otherwise) by reason of his being or having been a director or officer of the corporation, or serving or having served at the request of the corporation as a director or officer of another corporation, against all expenses and liabilities, including attorneys' fees, costs, fines, judgments and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation shall not, however, indemnify any person with respect to any claim, issue or matter brought by or in the right of the corporation as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court in which such action or suit is brought or a district court to which application is made shall determine that in view of all the circumstances of the case, indemnification of such person would not be contrary to law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not, of itself, create the presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) Every person referred to in subsection (a) of this by-law who has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, shall be indemnified as provided in subsection (a) as of right. Any other indemnification


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under subsection (a) (unless authorized by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct set forth therein. Such determination shall be made by (i) the Board of Directors acting by a quorum consisting of directors who were not parties to (or have been wholly successful with respect to) such claim, action, suit or other proceeding; (ii) independent legal counsel (who may be regular counsel of the corporation) in a written opinion; or (iii) the stockholders.

      (c) The indemnification provided by this by-law shall not be deemed exclusive of any other rights to which an officer or director may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (d) The Board of Directors may authorize the purchase of insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

      (e) If for any reason any provision of this by-law shall be determined to be invalid, such determination shall not impair any other provision hereof and all remaining provisions shall remain in force and effect.


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                            CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

      1. That I am the duly elected and acting Secretary of MIDWEST-MIX, INC., a Minnesota corporation; and

      2. That the foregoing By-Laws, comprising 11 pages, constitute the original By-Laws of said corporation as duly adopted at the first meeting of the Board of Directors.

      IN WITNESS WHEREOF I have hereunto subscribed my name and affixed the seal of said corporation this 14 day of March, 1968.


                                                          /s/ John R. Friedman
                                                        ------------------------
                                                              Secretary

(CORPORATE SEAL)